Exhibit 99.1

SELECTED HISTORICAL FINANCIAL INFORMATION OF USWS

The following table shows selected historical financial information of USWS for the periods and as of the dates indicated. The selected historical consolidated financial information of USWS as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 was derived from the audited historical consolidated financial statements of USWS included in the Proxy Statement. The selected historical interim condensed consolidated financial information of USWS as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017 was derived from the unaudited interim condensed consolidated financial statements of USWS included elsewhere in this Current Report on Form 8-K.

USWS’ historical results are not necessarily indicative of future operating results. The selected consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of USWS,” as well as the historical consolidated financial statements of USWS and accompanying notes included elsewhere in this Current Report on Form 8-K and in the Proxy Statement.

		Nine Months Ended		Twelve months Ended
		September 30, 2017		December 31, 2017
	Successor		Predecessor	Successor	Predecessor
	Nine
	Months	February 2	January 1	February 2	January 1	Year	Year
	Ended	through	through	through	through	Ended	Ended
	September 30	September 30	February 1	December 31	February 1	December 31	December 31
(in thousands)	2018	2017	2017	2017	2017	2016	2015
	(unaudited)	(unaudited)	(unaudited)
Statement of Operations Data:
Revenue	$530,411	$317,405	$32,867	$466,487	$32,867	$294,755	$415,131
Costs and expenses:
Cost of services (excluding depreciation and amortization)	427,243	270,614	28,053	394,125	28,053	262,311	324,731
Depreciation and amortization	77,547	63,014	4,920	92,430	4,920	66,084	68,084
Selling, general and administrative expenses	14,863	12,369	1,281	17,601	1,281	9,837	6,950
Impairment loss on intangible assets	-	20,247	-	20,247	-	-	-
Loss on disposal of assets	7,990	8,514	201	11,958	201	6,560	11,046
Income (loss) from operations	2,768	(57,353)	(1,588)	(69,874)	(1,588)	(50,037)	4,320
Interest expense, net	(21,672)	(15,673)	(4,067)	(22,961)	(4,067)	(45,376)	(37,364)
Other income (expense)	331	69	1	(787)	1	9	25
Loss before income taxes	(18,573)	(72,957)	(5,654)	(93,622)	(5,654)	(95,404)	(33,019)
Provision for income taxes	-	-	-	-	-	-	-
Net loss	$(18,573)	$(72,957)	$(5,654)	$(93,622)	$(5,654)	$(95,404)	$(33,019)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$20,799			$5,923		$5,192
Property and equipment, net	276,423			251,288		197,512
Total assets	436,461			407,596		246,895
Total debt	257,062			264,594		300,633
Total liabilities	407,978			363,333		369,847
Total mezzanine equity	-			-		159,431
Total members' equity (deficit)	28,483			44,263		(282,383)
Cash Flow Statement Data:
Net cash provided (used) by operating activities	$84,111	$20,401	$(2,777)	$47,284	$(2,777)	$22,219	$57,703
Net cash used in investing activities	(50,546)	(43,336)	-	(71,565)	-	(18,792)	(94,213)
Net cash provided (used) by financing activities	(18,689)	26,920	1,473	26,316	1,473	1,765	26,984
Other Financial Data
EBITDA	$80,646	$5,730	$3,333	$21,769	$3,333	$16,056	$72,429
Adjusted EBITDA (1)	$97,915	$43,281	$4,628	$67,729	$4,628	$24,692	$85,754

(1)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For a definition of EBITDA and Adjusted EBITDA and a reconciliation of EBITDA and Adjusted EBITDA to net income, see “— Non-GAAP Financial Measures” below.

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Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of USWS’ profitability or liquidity. USWS’ management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance, compare the results of its operations from period to period and against USWS’ peers without regard to USWS’ financing methods, hedging positions or capital structure and because it highlights trends in USWS’ business that may not otherwise be apparent when relying solely on GAAP measures. USWS presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA USWS presents may not be comparable to similarly titled measures of other companies. USWS defines EBITDA as earnings before interest, income taxes, depreciation and amortization. USWS defines Adjusted EBITDA as EBITDA excluding the following: loss on disposal of assets; non-productive time; unit-based compensation; fleet start-up and relocation costs; restructuring and transaction related costs; and impairment loss.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, USWS’ most directly comparable financial measure calculated and presented in accordance with GAAP.

		Nine Months Ended		Twelve months Ended
		September 30, 2017		December 31, 2017
	Successor		Predecessor	Successor	Predecessor
	Nine
	Months	February 2	January 1	February 2	January 1	Year	Year
	Ended	through	through	through	through	Ended	Ended
	September 30	September 30	February 1	December 31	February 1	December 31	December 31
(in thousands)	2018	2017	2017	2017	2017	2016	2015
Net loss	$(18,573)	$(72,957)	$(5,654)	$(93,622)	$(5,654)	$(95,404)	$(33,019)
Interest expense, net	21,672	15,673	4,067	22,961	4,067	45,376	37,364
Income tax expense	-	-	-	-	-	-	-
Depreciation and amortization	77,547	63,014	4,920	92,430	4,920	66,084	68,084
EBITDA	80,646	5,730	3,333	21,769	3,333	16,056	72,429
Loss on disposal of assets (a)	7,990	8,514	201	11,958	201	6,560	11,046
Non-productive time (b)	1,200	-	-	-	-	-	-
Unit-based compensation (c)	2,803	3,668	-	4,546	-	-	42
Fleet start-up and relocation costs (d)	1,717	2,542	-	4,190	-	-	1,660
Restructuring and transaction related costs (e)	2,265	2,580	1,094	5,019	1,094	2,076	577
Impairment loss (f)	-	20,247	-	20,247	-	-	-
Fleet 6 fire (g)	1,294	-	-	-	-	-	-

Adjusted EBITDA	$97,915	$43,281	$4,628	$67,729	$4,628	$24,692	$85,754

(a)	Represents losses on the disposal of property and equipment.

(b)	Represents revenue shortfall associated with non-productive time due to sand mine issues with a customer. USWS is in the process of amending the customer contract to provide that the customer will reimburse for similar issues prospectively.

(c)	Represents non-cash stock-based compensation.

(d)	Represents non-recurring costs related to the start-up and relocation of hydraulic fracturing fleets.

(e)	Represents non-recurring third-party professional fees and other costs including costs related to the capital restructuring and the potential sale of USWS.

(f)	Represents a non-cash impairment loss with respect to intangible assets.

(g)	Represents non-recurring costs related to a fleet fire.

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